UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2018

pSivida Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-51122	26-2774444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 926-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Equity Financings

First Tranche Securities Purchase Agreement

On March 28, 2018 (the “Closing Date”), pSivida Corp. (the “Company”) entered into a Securities Purchase Agreement (the “First Tranche Securities Purchase Agreement”) with EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P. (collectively, the “First Tranche Investors”), pursuant to which the Company offered and sold to the First Tranche Investors an aggregate of 8,606,324 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a purchase price of $1.10 per share (the “First Tranche Purchase Price”), which was the consolidated closing bid price of the Common Stock on the Nasdaq Global Market (“Nasdaq”) immediately preceding the execution of the First Tranche Securities Purchase Agreement (the “First Tranche Transaction”).

The aggregate gross proceeds from the First Tranche Transaction were approximately $9.5 million. The Company intends to use the net proceeds from the First Tranche Transaction for working capital purposes and to fund the launch of the Company’s products and product candidates, including any products and product candidates acquired in the Icon Acquisition (as defined below).

Subject to certain conditions, the First Tranche Investors are entitled to designate for nomination one person (the “First Tranche Investor Designee”) to serve as a member of the Board of Directors of the Company (the “Board”). The initial First Tranche Investor Designee is Ronald W. Eastman.

The securities sold and issued in the First Tranche Transaction have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements.

Second Tranche Securities Purchase Agreement

On the Closing Date, the Company entered into the Second Securities Purchase Agreement (the “Second Tranche Securities Purchase Agreement” and together with the First Tranche Securities Purchase Agreement, the “Securities Purchase Agreements”) with the First Tranche Investors and certain other accredited investors signatory thereto (collectively, the “Second Tranche Investors”), pursuant to which the Company will, subject to the approval of the Company’s stockholders, offer and sell to the Second Tranche Investors an aggregate of approximately $25.5 million of units (each, a “Unit”), with each Unit consisting of (a) one share of Common Stock and (b) one warrant to purchase a share of Common Stock (the “Second Tranche Transaction” and together with the First Tranche Transaction, the “Equity Transactions”). The First Tranche Investors have the option at any time prior to the closing of the Second Tranche Transaction to allocate the purchase of up to 50% of the Units being issued and sold to them in the Second Tranche Transaction to one or more accredited investors, subject to certain conditions set forth in the Second Securities Purchase Agreement.

The purchase price for each share of Common Stock to be issued in the Second Tranche Transaction will be an amount equal to the lower of (a) $1.265 (which is a 15% premium to the First Tranche Purchase Price) and (b) a 20% discount to the volume weighted average price of the shares of Common Stock on Nasdaq for the 20 trading days immediately prior to the closing of the Second Tranche Transaction; provided, however, that the purchase price cannot be lower than $0.88, which is a 20% discount to the First Tranche Purchase Price.

The warrants to be issued in the Second Tranche Transaction (each a “Second Tranche Warrant,” and collectively, the “Second Tranche Warrants”) will be exercisable any time on or after the closing of the Second Tranche Transaction until on or prior to the close of business on the 15th business day following the date on which the holders of the Second Tranche Warrants receive written notice from the Company that the Centers for Medicare & Medicaid Services (“Medicare”) has announced that a new C-Code has been established for the Lead Product (as defined below) and will be effective at the start of the first calendar quarter after such notice. The exercise price of each Second Tranche Warrant to be issued in the Second Tranche Transaction will be an amount equal to the lower of (a) $1.43 (a 30% premium to the First Tranche Purchase Price) and (b) a 20% discount to the volume weighted average price of the shares of Common Stock on Nasdaq for the 20 trading days immediately prior to the exercise of a Second Tranche Warrant; provided, however, that the exercise price cannot be lower than $0.88, which is a 20% discount to the First Tranche Purchase Price.

The aggregate gross proceeds from the Second Tranche Transaction are expected to be approximately $25.5 million, not including any proceeds from the exercise of the Second Tranche Warrants. The Company intends to use the net proceeds from the Second Tranche Transaction for working capital purposes and to fund the launch of the Company’s products and product candidates, including any products and product candidates acquired in the Icon Acquisition.

In addition, subject to certain conditions, in the event the First Tranche Investors purchase at least 50% of the Units in the Second Tranche Transaction, the First Tranche Investors will be entitled to designate for nomination one additional director to serve as a member of the Board (the “Second Tranche Investor Designee”), which right shall be subject to all of the same restrictions and conditions applicable to the right to designate the First Tranche Investor Designee.

The securities to be sold and issued in the Second Tranche Transaction will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

First Tranche Registration Rights Agreement

In connection with the First Tranche Transaction, the Company entered into a Registration Rights Agreement with the First Tranche Investors (the “First Tranche Registration Rights Agreement”), effective as of the closing of the First Tranche Transaction. Pursuant to the First Tranche Registration Rights Agreement, the First Tranche Investors may require the Company to register their shares of Common Stock for resale on a registration statement filed with the SEC and such investors have the right to “piggyback” on certain registrations by the Company. The registration rights will terminate with respect to each First Tranche Investor on the date on which such investor ceases to beneficially own shares of Common Stock or can sell all of its registrable shares without limitation pursuant to Rule 144 of the Securities Act.

Second Tranche Registration Rights Agreement

The Company will enter into a Second Registration Rights Agreement with the Second Tranche Investors (the “Second Tranche Registration Rights Agreement” and together with the First Tranche Registration Rights Agreement, the “Registration Rights Agreements”), effective as of the closing of the Second Tranche Transaction. The Second Tranche Registration Rights Agreement will be substantially similar to the First Tranche Registration Rights Agreement, except that the Company shall be required, within 30 days of the closing of the Second Tranche Transaction, to file a shelf registration statement with the SEC registering for resale the securities issued to the Second Tranche Investors in the Second Tranche Transaction and the First Tranche Transaction (to the extent that the securities acquired in the First Tranche Transaction have not already been registered pursuant to the First Tranche Registration Rights Agreement).

Private Placement Transaction Documents

The representations, warranties and covenants contained in the Securities Purchase Agreements were made solely for the benefit of the parties to such documents and may be subject to limitations agreed upon by the contracting parties. In addition, such representations, warranties and covenants (a) are intended as a way of allocating the risk between the parties to the Securities Purchase Agreements and not as statements of fact, and (b) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Securities Purchase Agreements are being filed with this report only to provide investors with information regarding the terms of the transactions, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Securities Purchase Agreements, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Equity Transactions and the Securities Purchase Agreements, the Registration Rights Agreements and the Second Tranche Warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Securities Purchase Agreements, the Registration Rights Agreements and the Second Tranche Warrants. The First Tranche Securities Purchase Agreement, the Second Tranche Securities Purchase Agreement and the First Tranche Registration Rights Agreement are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K.

Debt Financing

Credit Agreement

On the Closing Date, the Company entered into a Credit Agreement (the “Credit Agreement”) among the Company, as borrower, SWK Funding LLC, as agent (the “Agent”), and the lenders party thereto from time to time (the “Lenders”), providing for a senior secured term loan of up to $20 million (the “Loan”). The Credit Agreement provides for $15 million of the Loan to be advanced on the Closing Date (the “Initial Advance”). The remaining $5 million of the Loan may be advanced between the Closing Date and December 31, 2018, subject to satisfying the Minimum Capital Raise (as defined below) (the “Additional Advance”). The Loan may be increased by $10 million upon the request of the Company, subject to obtaining additional loan commitments and satisfaction of certain conditions in the Credit Agreement.

The Loan is due and payable on March 28, 2023 (the “Maturity Date”). The proceeds of the Loan were used to fund a portion of the Icon Acquisition and to pay fees and expenses related to the Credit Agreement and the Icon Acquisition.

The Loan bears interest at a per annum rate of the three-month LIBOR rate (subject to a 1.5% floor) plus 10.50%. The Credit Agreement permits the Company to pay interest only on the principal amount loaned thereunder for the first eight payments (payments are due on a quarterly basis). Following the interest-only period, the Company will be required to make quarterly payments of interest, plus repayments of the principal amount loaned under the Credit Agreement in an aggregate amount of up to $1,250,000 per quarter (the “Quarterly Principal Repayment Cap”). Subject to the Quarterly Principal Repayment Cap, the amount of any quarterly principal payments during any fiscal year of the Company is based on (x) a percentage of the year-to-date net revenue of the Company through the end of such quarter less (y) any prior quarterly principal and interest payments made during such fiscal year. In addition, the Company paid an upfront fee of 1.5% of the aggregate principal amount of the Loan. The Company is also required to pay an exit fee equal to 6% of the aggregate principal amount advanced under the Credit Agreement.

Subject to certain exceptions, the Company is required to make mandatory prepayments of the Loan with the proceeds of assets sales and insurance proceeds. In addition, the Company may make a voluntary prepayment of the Loans, in whole, but not in part, at any time on or after the first anniversary of the Closing Date. All mandatory and voluntary prepayments of the Loan are subject to the payment of prepayment premiums as follows: (i) in the case of mandatory prepayments, if prepayment occurs prior to the first anniversary of the Closing Date, a customary make-whole amount equal to the amount of interest that would have accrued on the principal amount so prepaid had it remained outstanding through the first anniversary of the Closing Date, (ii) if prepayment occurs on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, 6% of the aggregate amount of the principal prepaid and (iii) if prepayment occurs on or after the second anniversary of the Closing Date but prior to the third anniversary of the Closing Date, an amount equal to 1% of the principal prepaid. No prepayment premium is due on any principal prepaid on or after the third anniversary of the Closing Date.

The Company and certain of its existing and future domestic subsidiaries, including pSivida US, Inc. and following the Icon Acquisition, Icon Bioscience, Inc. (the “Guarantors”), are required to guarantee the obligations of the Company under the Credit Agreement. The obligations of the Company under the Credit Agreement and the guarantee of such obligations by the Guarantors are secured by a pledge of substantially all of their assets.

The Credit Agreement contains affirmative and negative covenants customary for financings of this type, including limitations on the Company’s and its subsidiaries’ ability, among other things, to incur additional debt, grant or permit additional liens, make investments and acquisitions, merge or consolidate with others, dispose of assets, pay dividends and distributions and enter into affiliate transactions, in each case, subject to certain exceptions. In addition, the Credit Agreement contains the following financial covenants requiring the Company to maintain:

•	at least $4 million of cash and cash equivalents less any accounts payable that are 90 days or more past due, (“Consolidated Unencumbered Liquid Assets”), as of the last day of any month. In the event that the Company does not raise at least $20 million of net cash proceeds from an additional equity offering or permitted subordinated debt financing (the “Minimum Capital Raise”) before February 15, 2019, the Company will be required to maintain at least $24 million of Consolidated Unencumbered Liquid Assets at all times until the Company completes the Minimum Capital Raise;

•	beginning with the fiscal quarter ending March 31, 2019, minimum aggregate revenue of at least 75% of projected aggregate revenue; and

•	beginning with the fiscal quarter ending March 31, 2019, maintain minimum EBITDA of at least 75% of projected EBITDA.

The Credit Agreement also contains representations and warranties of the Company and the Guarantors, customary for financings of this type. In addition, such representations and warranties (i) are intended not as statements of fact, but rather as a way of allocating the risk between the parties to the Credit Agreement, (ii) have been qualified by reference to confidential disclosures made by the parties in connection with the Credit Agreement and (iii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Credit Agreement is included with this filing only to provide investors with information regarding the terms of the transaction, and not to provide investors with any other factual information regarding the Company. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Credit Agreement also includes events of default customary for financings of this type, in certain cases subject to customary periods to cure, following which the Agent may accelerate all amounts outstanding under the Loan.

SWK Warrant

In connection with the Debt Financing, the Company issued a warrant (the “SWK Warrant”) to the Agent to purchase (a) 409,091 shares of Common Stock (the “Initial Advance Warrant Shares”) at an exercise price equal to the consolidated closing bid price of a share of Common Stock on the Nasdaq immediately preceding the issuance of Initial Advance Warrant Shares and (b) shares of Common Stock equal to 3% of the Additional Advance (the “Additional Advance Warrant Shares”) at an exercise price equal to the consolidated closing bid price of a share of Common Stock on the Nasdaq immediately preceding the issuance of the Additional Advance Warrant Shares. The SWK Warrant is exercisable (i) with respect to the Initial Advance Warrant Shares, any time on or after the closing of the Debt Financing until the close of business on the 7 year anniversary of the Initial Advance and (ii) with respect to the Additional Advance Warrant Shares, any time on or after the closing of the Additional Advance until the close of business on the 7 year anniversary of the Additional Advance. The Agent may exercise the SWK Warrant on a cashless basis at any time. In the event the Agent exercises the SWK Warrant on a cashless basis the Company will not receive any proceeds. The Company has also granted the Agent certain “piggyback” registration rights requiring the Company to register the Initial Advance Warrant Shares and/or the Additional Advance Warrant Shares, as applicable, for resale with the SEC.

The Warrant, the Initial Advance Warrant Shares and the Additional Advance Warrant Shares have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

The foregoing description of the Debt Financing and the Credit Agreement and the SWK Warrant does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Credit Agreement and the SWK Warrant, which are filed as Exhibits 10.4 and 4.1, respectively, to this Current Report on Form 8-K.

Acquisition of Icon Bioscience, Inc. and Agreement and Plan of Merger

On the Closing Date, the Company and its newly-created wholly-owned subsidiary, Oculus Merger Sub, Inc. (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Icon Bioscience, Inc., a Delaware corporation (“Icon”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as representative of Icon’s securityholders, pursuant to which Merger Sub was merged with and into Icon, with Icon being the surviving corporation and a wholly-owned subsidiary of the Company (the “Icon Acquisition”). The Icon Acquisition was consummated on the Closing Date.

Pursuant to the Merger Agreement, the Company paid the former Icon securityholders a $15.0 million cash payment upon the closing of the Icon Acquisition and is obligated to pay certain post-closing contingent cash payments upon the achievement of specified milestones based upon certain net sales and partnering revenue standards, in each case subject to the terms and conditions set forth in the Merger Agreement, including but not limited to (i) a one-time cash payment of $15.0 million payable upon the first commercial sale of Dexycu™ (the “Lead Product”) in the United States, (ii) sales milestone payments totaling up to $95.0 million upon the achievement of certain sales thresholds and subject to other Medicare reimbursement conditions set forth therein, (iii) quarterly earn-out payments equal to 12% on net sales of the Lead Product, which earn-out payments will increase to 16% of net sales of the Lead Product to the extent aggregate annual consideration of the Lead Product exceeds $200.0 million in a given year, (iv) quarterly earn-out payments equal to 20% of partnering revenue received by the Company for the Lead Product outside of the United States, and (v) single-digit percentage quarterly earn-out payments with respect to other product candidates acquired by the Company in the Icon Acquisition.

Each of the Company and Icon has agreed to customary representations, warranties and covenants in the Merger Agreement. The Merger Agreement also includes indemnification obligations in favor of the Company from the former securityholders of Icon, including for breaches of representations, warranties, covenants and agreements made by Icon in the Merger Agreement, subject to specific caps and thresholds. In connection with the closing of the Icon Acquisition, the Company deposited $1.5 million of the merger consideration into an escrow fund for the purposes of securing the indemnification obligations of the former securityholders of Icon to the Company for any and all losses for which the Company is entitled to indemnification pursuant to the Merger Agreement. The Company may also recover indemnifiable losses by offsetting such losses against future contingent payments to be made pursuant to the Merger Agreement.

The closing of the Icon Acquisition was not subject to approval by any applicable governmental entity or the approval of the stockholders of the Company.

As a result of the Icon Acquisition, Icon became a wholly-owned subsidiary of the Company and the business conducted by the Company includes the business conducted by Icon immediately prior to the Icon Acquisition. The Merger Agreement has been included to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about the Company and its subsidiaries and affiliates or Icon and its affiliates. The Merger Agreement contains representations and warranties about Icon, on the one hand, and by the Company, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in a confidential disclosure letter delivered by each party in connection with the signing of the Merger Agreement, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between Icon’s former securityholders and the Company. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Icon Acquisition and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K.

Item 2.01.	Completion of Acquisition or Disposal of Assets.

The information regarding the consummation of the Icon Acquisition on the Closing Date included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Company intends to file any financial statements that may be required by Item 9.01 of Form 8-K with respect to the Icon Acquisition within 71 calendar days after the date that this Form 8-K was required to be filed pursuant to Item 9.01(a)(4) of Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the consummation of the Debt Financing on the Closing Date included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information regarding the Equity Transactions and the issuance of the securities in connection therewith, the Debt Financing and the issuance of the SWK Warrant in connection therewith, included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Equity Transactions are exempt from the registration requirements of the Securities Act, and the securities issued in the Equity Transaction and the SWK Warrant issued in the Debt Financing and the shares of Common Stock issuable upon exercise thereof, are being offered and sold without registration under the Securities Act pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder as transactions not involving a public offering, as well as similar exemptions under applicable state securities laws, in reliance upon the following facts: no general solicitation was used in the offer or sale of such securities; the recipients of the securities had adequate access to information about the Company; each recipient of such securities represented its acquisition thereof as principal for its own account and its lack of any arrangements or understandings regarding the distribution of such securities; each recipient of such securities represented its capability of evaluating the merits of an investment in the Company’s securities due to its knowledge, sophistication and experience in business and financial matters; and such securities were issued as restricted securities with restricted legends referring to the Securities Act. No such securities may be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements. No statement in this document or the attached exhibits is an offer to purchase or sell or a solicitation of an offer to sell or buy the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Director Resignation

On the Closing Date, and in connection with the board rights of the First Tranche Investors under the First Tranche Securities Purchase Agreement, James Barry announced his intention to resign from the Board, effective as of the Company’s removal from the official list of the Australian Securities Exchange (“ASX”).

(d)	Appointment of New Director

On the Closing Date, the Board increased the size of the Board to eight members and appointed Ronald W. Eastman to serve as a director for a term commencing on the date of the closing of the First Tranche Transaction and expiring at the Annual Meeting of Stockholders of the Company in 2018 and until his successor is duly elected and qualified, except in the case of his earlier death, retirement or resignation. Mr. Eastman will also serve as a member of the Governance and Nominating Committee, the Compensation Committee and the Science Committee of the Board. Mr. Eastman will not be compensated for his service on the Board although he is entitled to seek reimbursement for reasonable expenses incurred in connection with his service on the Board and is entitled to the same benefits, including benefits under any director and officer indemnification or insurance policy maintained by the Company, as any other non-employee director of the Board. In connection with his appointment, Mr. Eastman has entered into the Company’s standard director indemnification agreement, the form of which is filed as Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016.

Mr. Eastman was appointed to the Board as the initial First Tranche Investor Designee pursuant to the terms of the First Tranche Securities Purchase Agreement. There are no family relationships between Mr. Eastman and any director or executive officer of the Company. Mr. Eastman is Manager Director of EW Healthcare Partners, which is an affiliate of the First Tranche Investors. Except for this relationship, Mr. Eastman has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01.	Other Events.

Delisting from the Australian Securities Exchange

On the Closing Date, the Company announced that it has requested its shares be delisted from trading on the ASX (the “ASX Delisting”). Following the removal of the Company’s listing from the ASX, all of the Company’s Common Stock will be listed solely on Nasdaq.

Press Release

On the Closing Date, the Company issued a press release announcing the consummation of the Equity Financings, the Debt Financing, the Icon Acquisition and the ASX Delisting. Copies of the press release, which is filed with this Current Report on Form 8-K as Exhibit 99.1, is hereby filed pursuant to this Item 8.01.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to, risks and uncertainties associated with expected benefits of the Equity Financings, the Icon Acquisition and the Debt Financing, the anticipated benefits from the removal of the Company’s listing from the ASX, market conditions and other risks and uncertainties inherent in the Company’s business, including those detailed from time to time in the Company’s reports that it files with the SEC, including its Annual Report on Form 10-K for the year ended June 30, 2017, filed on September 13, 2017 with the SEC, and its Annual Report on Form 10-K/A filed on October 30, 2017, as well as its Quarterly Reports on Form 10-Q and periodic filings on Form 8-K. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements of Icon, including the report of its independent registered public accounting firm, Frank, Rimerman + Co. LLP, required by this item have not been filed on this initial Current Report on Form 8-K but will be filed by amendment on or before June 13, 2018.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this item has not been filed on this initial Current Report on Form 8-K but will be filed by amendment on or before June 13, 2018.

(d)	Exhibits

Exhibit No.	Description

4.1	Warrant to Purchase Common Stock of pSivida Corp., issued March 28, 2018, to SWK Funding LLC.

10.1	Securities Purchase Agreement, dated as of March 28, 2018, by and among pSivida Corp. and EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P.

10.2	Second Securities Purchase Agreement, dated as of March 28, 2018, by and among pSivida Corp. and EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P. and each other person identified on the signature pages thereto.

10.3	Registration Rights Agreement, dated as of March 28, 2018, by and among pSivida Corp. and EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P.

10.4	Credit Agreement, dated as of March 28, 2018, among pSivida Corp., SWK Funding LLC and the financial institutions party thereto from time to time as lenders.

10.5	Agreement and Plan of Merger, dated March 28, 2018, by and among pSivida Corp., Oculus Merger Sub, Inc., Icon Bioscience, Inc. and Shareholder Representative Services LLC.

99.1	Press release dated March 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

pSivida Corp.

Date: March 29, 2018	By:	/s/ Nancy Lurker
	Name:	Nancy Lurker
	Title	President and Chief Executive Officer